UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 15, 2011

LIMELIGHT NETWORKS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-33508	20-1677033
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2220 W. 14th Street

Tempe, AZ 85281

(Address, including zip code, of principal executive offices)

(602) 850-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 15, 2011, the following compensatory arrangements were made:

Annual Cash Bonus Determination

On February 8, 2010, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Limelight Networks, Inc. (the “Company”) confirmed the targeted annual cash bonuses for the Company’s executive officers with respect to services performed in fiscal year 2010, which bonuses would be paid in 2011, under the Master Executive and Management Bonus Plan (the “Plan”). The Committee also confirmed that executive officer cash bonuses for fiscal year 2010 in connection with the Plan would be based upon the meeting of specified corporate performance goals, with 50% of the bonus target being based on revenue goals and 50% of the bonus target being based on other operating metrics.

On February 15, 2011, the Committee determined the annual cash bonuses for the Company’s executive officers with respect to services performed in fiscal year 2010 based upon the criteria of the Plan confirmed on February 8, 2010 and the Company’s financial results for fiscal year 2010 as follows:

Executive Officer	2010 Cash Bonus
Jeffrey W. Lunsford President, Chief Executive Officer and Chairman	$512,573

Nathan F. Raciborski Co-Founder, Chief Technical Officer and Director	$206,910

Michael M. Gordon Co-Founder	$188,100

Douglas S. Lindroth Senior Vice President and Chief Financial Officer	$188,100

David M. Hatfield Senior Vice President of Worldwide Sales, Marketing and Services	$376,200

Michael Gordon Consultation Agreement

As previously disclosed on a Current Report on Form 8-K dated July 8, 2010, Michael Gordon resigned from his position as Chief Strategy Officer. On February 15, 2011, the Company and Mike Gordon, a Company Co-Founder, entered into an agreement under which Mr. Gordon is transitioning from full time employee to a consulting status, in order that Mr. Gordon may pursue other personal and business interests. Under the agreement Mr. Gordon will continue to receive fifty percent (50%) of his current base salary for twelve months, reimbursement for health insurance premiums for himself and his family under the Company’s health insurance program for up to twelve months, and a portion of his 2011 incentive bonus compensation, prorated from January 1, 2011 to February 15, 2011, if and when earned. Mr. Gordon may also receive additional compensation on a project basis. In his modified role, Mr. Gordon will continue to have the title Co-Founder.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIMELIGHT NETWORKS, INC.

Dated: February 18, 2011	By:	/s/ Philip C. Maynard
Philip C. Maynard
Senior Vice President, Chief Legal Officer and Secretary